Exhibit No. 10.1

FRONTDOOR, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I - PURPOSE

1.01	Purpose.

The purpose of the Plan is to provide a means by which Eligible Employees may purchase Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. It is the Company’s intention to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered in a manner that is consistent with the requirements of Section 423 of the Code.

ARTICLE II - DEFINITIONS

2.01	Affiliate.

“Affiliate” means any parent corporation or subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code); provided, however, that for purposes of the definition of “Change in Control”, “Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

2.02	Base Compensation.

“Base Compensation” means regular base straight-time gross earnings annualized as of the relevant Offering Commencement Date, excluding payments, if any, for overtime, incentive compensation, commissions, incentive payments, premiums, bonuses, and any other special remuneration of a Participant during an Offering Period. Notwithstanding the foregoing, the Committee may, in its discretion, on a uniform and nondiscriminatory basis, establish a different definition of “Base Compensation” for a subsequent Offering Period prior to the Offering Commencement Date of such subsequent Offering Period.

2.03	Board.

“Board” means the Board of Directors of the Company.

2.04	Change in Control.

“Change in Control” means the first to occur of any of the following events after the effective date of the Plan:

(a) the acquisition, directly or indirectly, by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act) of beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan (or related trust) of the Company or any of its Subsidiaries, or any Affiliates of the foregoing;

(b) the merger, reorganization, consolidation or other similar transaction involving the Company, as a result of which persons who were holders of voting securities of the Company immediately prior to such merger, reorganization, consolidation, or other similar transaction do not immediately thereafter, beneficially own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(c) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for the purpose of this clause (c); provided, further, that any director whose assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of the Company other than the Board shall not constitute an Incumbent Director;

(d) the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or

(e) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not immediately prior to such sale, transfer or other disposition, Affiliates of the Company;

in each case, provided, that with respect to options to purchase shares of Common Stock granted hereunder that are subject to Section 409A of the Code, such event also constitutes a “change in control” within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.

2.05	Code.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretive guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

2.06	Committee.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part, including any subcommittee of the Board as designated by the Board in accordance with Section 10.01 hereof.

2.07	Common Stock.

“Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

2.08	Company.

“Company” means frontdoor, inc., a Delaware corporation, and shall include any successor thereto.

2.09	Eligible Employees.

“Eligible Employees” means, subject to the limitations set forth in Section 4.02, any individual employed by the Company or an Affiliate, except (i) employees who are not employed by the Company or an Affiliate prior to the beginning of an Offering Period or prior to such other time period specified by the Committee; (ii) individuals who provide services to the Company or any of its Affiliates as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes; and (iii) employees who reside in countries for whom such employees’ participation in the Plan would result in a violation under any corporate or securities laws of such country of residence.

2.10	Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretive guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.

2.11	Fair Market Value.

“Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded as of the immediately preceding Trading Day, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; provided, that for the avoidance of doubt, any purchase of shares of Common Stock pursuant to this Plan shall be deemed to be purchased as of immediately prior to the opening of the primary exchange on which the Common Stock is listed and traded on the relevant Purchase Date; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

2.12	New Purchase Date.

“New Purchase Date” means a new Purchase Date, as designated by the Committee, if the Committee shortens any Offering Period then in progress.

2.13	Offering Commencement Date.

“Offering Commencement Date” means the first day of each Offering Period.

2.14	Offering End Date.

“Offering End Date” means the last day of each Offering Period.

2.15	Offering Period.

“Offering Period” means a six (6) month period established by the Committee in accordance with Section 5.01.

2.16	Participant.

“Participant” means, with respect to an Offering Period, an Eligible Employee who is participating in such Offering Period, as provided in Section 4.01.

2.17	Person.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

2.18	Plan.

“Plan” means this frontdoor, inc. 2019 Employee Stock Purchase Plan, as may be amended from time to time.

2.19	Proceeding.

“Proceeding” has the meaning set forth in Section 11.07(b).

2.20	Purchase Date.

“Purchase Date” means with respect to any Offering Period, the Offering End Date associated with such Offering Period (or such other date established by the Committee prior to the applicable Offering Commencement Date or pursuant to Section 9.02); provided, however, if any such date is not a Trading Day, the Purchase Date shall be the next business day that is a Trading Day.

2.21	Purchase Price.

“Purchase Price” means an amount per share of Common Stock equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date, or if such Purchase Date is not a Trading Day, the next business day that is a Trading Day.

2.22	Reserves.

“Reserves” has the meaning set forth in Section 9.01.

2.23	Restricted Period.

“Restricted Period” has the meaning set forth in Section 11.03(b).

2.24	Rule 16b-3.

“Rule 16b-3” has the meaning set forth in Section 10.01.

2.25	Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretive guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.

2.26	Subscription.

“Subscription” means an Eligible Employee’s authorization for payment to be made by the Eligible Employee for Common Stock purchases under this Plan in the form and manner specified by the Company (which may include enrollment by submitting forms, by voice response, internet access or other electronic means).

2.27	Subsidiary.

“Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly has at least a 50% equity interest.

2.28	Trading Day.

“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

ARTICLE III – SHARES OF COMMON STOCK

3.01	Shares of Common Stock Reserved For the Plan.

Subject to adjustment upon changes in capitalization of the Company as provided in Section 9.01, the maximum number of shares of Common Stock which may be issued under the Plan shall be 1,250,000. If the total number of shares of Common Stock to be issued on any Purchase Date exceeds the maximum number of shares of Common Stock available for issuance under the Plan, the Company shall (i) make a pro-rata allocation of the shares of Common Stock available for delivery and distribution in as nearly a uniform manner as shall be practicable and the Committee determines to be equitable, (ii) return the balance of payroll deductions credited to the account of each Participant under the Plan as promptly as practicable, and (iii) have the discretion to terminate any or all Offering Periods then in effect pursuant to Section 5.01(a). If any rights granted under the Plan terminate for any reason without having been exercised, the shares of Common Stock not purchased under such rights shall again become available for issuance under the Plan.

3.02	Participant’s Interest in Rights to Purchase Common Stock.

(a) Until the applicable shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company), a Participant shall only have the rights of an unsecured creditor with respect to such shares of Common Stock, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares of Common Stock.

(b) The Participant shall have no interest in the shares of Common Stock covered by a right to purchase such shares of Common Stock under the Plan until such right has been exercised.

ARTICLE IV – ELIGIBILITY AND PARTICIPATION

4.01	Enrollment and Participation.

(a) Any individual who, on the day preceding an Offering Commencement Date, qualifies as an Eligible Employee, may elect to become a Participant in the Plan for such Offering Period by submitting a Subscription, in the form prescribed for this purpose by the Company. The Subscription shall be filed with the Company in accordance with the procedures as established by the Company. Eligible Employees may not have more than one (1) Subscription in effect with respect to any Offering Period.

(b) Once enrolled in the Plan, a Participant shall continue to participate in the Plan until such Participant ceases to be an Eligible Employee or withdraws from the Plan in accordance with Section 6.03. Under the foregoing automatic enrollment provisions, payroll deductions will continue at the level in effect immediately prior to any new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 6.03. A Participant who withdraws from the Plan in accordance with Section 6.03 may again become a Participant if such person is then an Eligible Employee, by following the procedure described in Section 4.01(a).

4.02	Limitations on Participation.

(a) Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted a right to purchase shares of Common Stock pursuant to the Plan:

(i) if, immediately after the option is granted, such Eligible Employee owns shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Common Stock (for purposes of this Section 4.02(a)(i), the rules of Section 424 of the Code shall apply in determining stock ownership of any Eligible Employee), pursuant to the requirements of Section 423(b)(3) of the Code; or

(ii) which right permits such Eligible Employee to purchase shares of Common Stock under all employee stock purchase plans of the Company and its Affiliates that shall accrue at a rate which exceeds $25,000 in Fair Market Value of the Common Stock (determined at the time such right to purchase Common Stock is granted) for each calendar year in which such right is outstanding, pursuant to the requirements of Section 423(b)(8) of the Code. When applying the limitations of this Section 4.02(a)(ii), the right to purchase Common Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase Common Stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of Fair Market Value of such Common Stock (determined at the time such option is granted) for any one (1) calendar year, and a right to purchase Common Stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option to purchase Common Stock.

(b) Prior to any Offering Commencement Date, the Company shall specify, with respect to the Purchase Date for the relevant Offering Period, a maximum number of shares of Common Stock that may be purchased by any Participant.

(c) Prior to any Offering Commencement Date, the Committee may specify, with respect to the Purchase Date for the relevant Offering Period, a maximum aggregate number of shares of Common Stock that may be purchased by all Participants. If the aggregate purchase of shares of Common Stock issuable on such Purchase Date would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro-rata (based on each Participant’s accumulated payroll deductions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

ARTICLE V – OFFERING PERIODS

5.01	Offering Periods.

(a) The Plan shall be implemented by consecutive Offering Periods with new Offering Commencement Dates commencing on the first Trading Day on or after January 1 and July 1 of each year (or at such other times as may be determined by the Committee). Each Offering Period shall comply with the requirements of Section 423(b)(5) of the Code. The Committee shall have the power to terminate or change the duration and/or frequency of the Offering Periods (including the Offering Commencement Date) with respect to future Offering Periods without shareholder approval. Any such changes shall be announced prior to the scheduled beginning of the affected Offering Period.

(b) A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering Period that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn such Participant’s Subscription in accordance with Section 6.03. Payroll deductions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 6.03.

5.02	Grant of Option.

On each Offering Commencement Date, each Participant shall be automatically granted an option to purchase as many shares of Common Stock (rounded down to the nearest whole share of Common Stock) as may be purchased with such Participant’s payroll deductions during the related Offering Period at the Purchase Price, subject to the limitations set forth in Sections 3.01 and 4.02.

ARTICLE VI – PAYROLL DEDUCTIONS

6.01	Amount of Payroll Deductions.

An Eligible Employee’s Subscription shall authorize payroll deductions at a rate, in whole percentages, of no less than one percent (1%) and no more than fifteen percent (15%) of such Participant’s Base Compensation on each payroll date that the Subscription is in effect. Payroll deductions shall commence on the first payroll date following the Offering Commencement Date and shall continue until the Participant changes the rate of such Participant’s payroll deductions or terminates such Participant’s participation in the Plan, in each case, as provided in Section 6.03.

6.02	Participant’s Account.

All payroll deductions made with respect to a Participant shall be credited to such Participant’s recordkeeping account under the Plan. A Participant may not make any separate cash payment into such account; provided, however, the Committee may, in its sole discretion, allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law or (ii) the Committee determines, in its sole discretion, that cash contributions are permissible under Section 423 of the Code. No interest shall accrue or be paid on any amount withheld from a Participant’s pay under the Plan or credited to the Participant’s account, unless required by law. Except as provided in this Section 6.02, all amounts in a Participant’s account shall be used to purchase whole shares of Common Stock and no cash refunds shall be made from such account. Any amounts that are insufficient to purchase whole shares shall be credited to the Participant’s account, and added to any fractional amounts resulting on subsequent Purchase Dates. Upon liquidation or other closing of a Participant’s account, any fractional amounts shall be paid in cash to the Participant based on the then-current Fair Market Value of the Common Stock. In addition, any amounts that are withheld but unable to be applied to the purchase of Common Stock because of the limitations of Section 4.02 shall be returned to the Participant without interest and shall not be used to purchase shares of Common Stock with respect to any other Offering Period under the Plan.

6.03	No Changes in Payroll Deductions; Termination of Subscription.

(a) Except as may be prohibited by the Committee in its sole discretion, following the Offering Commencement Date associated with an Offering Period, a Participant may terminate such Participant’s Subscription for the Offering Period (but may not otherwise increase or decrease such Participant’s level of elected payroll deductions under the Subscription with respect to such Offering Period).

(b) Any termination of a Subscription shall only be deemed effective if such termination is executed pursuant to procedures established by the Company. If a Participant terminates such Participant’s Subscription with respect to an Offering Period, the accumulated payroll deductions in such Participant’s account at the time the Subscription is withdrawn shall be paid without interest to such Participant as soon as practicable after receipt of such Participant’s notice of withdrawal and such Participant’s Subscription for the current Offering Period will be automatically terminated, and no further contributions for the purchase of shares of Common Stock will be made during the Offering Period or subsequent Offering Periods until such Participant re-enrolls in the Plan pursuant to Section 4.01(a). Any re-enrollment in the Plan shall be effective only at the commencement of a subsequent Offering Period.

ARTICLE VII – TERMINATION OF EMPLOYMENT

7.01	Termination of Employment.

Termination of a Participant’s employment for any reason, including retirement, death or the failure of such Participant to remain an Eligible Employee of the Company or an Affiliate, shall immediately terminate such Participant’s participation in the Plan. In such event, the accumulated payroll deductions in such Participant’s account at the termination of such Participant’s employment shall be paid without interest to such Participant (or in the case of his or her death, to the persons entitled thereto under Section 11.05 of the Plan) as soon as practicable after such termination of such Participant’s employment and such Participant’s Subscription for the current Offering Period will be automatically terminated, and no further contributions for the purchase of shares of Common Stock will be made during the Offering Period or subsequent Offering Periods. For purposes of this Section 7.01, an Eligible Employee shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or an Affiliate in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided, however, that such leave of absence is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

ARTICLE VIII – EXERCISE OF RIGHTS TO PURCHASE COMMON STOCK

8.01	Automatic Exercise.

(a) Unless a Participant terminates such Participant’s Subscription as provided in Section 6.03, a Participant’s right to purchase shares of Common Stock will be automatically exercised on each Purchase Date for the applicable Offering Period. The right to purchase shares of Common Stock will be exercised by using the accumulated payroll deductions in such Participant’s account as of each such Purchase Date to purchase the maximum number of whole shares of Common Stock that may be purchased at the Purchase Price (rounded down to the nearest whole share). The number of shares of Common Stock that will be purchased for each Participant on the Purchase Date shall be determined by dividing (i) such Participant’s accumulated payroll deductions in such Participant’s account as of the Purchase Date by (ii) the Purchase Price.

(b) At the time an option granted under the Plan is exercised, in whole or in part, or at the time some or all of the shares of Common Stock issued to a Participant under the Plan are disposed of, the Participant must make adequate provisions for any applicable federal, state or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the Purchase Date or the disposition of the shares of Common Stock. At any time, the Company or an Affiliate may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or disposition of shares of Common Stock by the Participant earlier than as described in Section 423(a)(1) of the Code.

8.02	Delivery of Common Stock.

(a) As promptly as practicable after each Purchase Date, the number of shares of Common Stock purchased by each Participant pursuant to Section 8.01 shall be deposited into an account established in the Participant’s name with the broker designated by the Company for such purpose.

(b) Shares of Common Stock that are purchased under the Plan will be held in an account in the Participant’s name in uncertificated form. Furthermore, shares of Common Stock to be delivered to a Participant under the Plan will be registered in the “street name” of such Participant.

ARTICLE IX – CHANGES IN CAPITALIZATION; ADJUSTMENTS UPON DISSOLUTION,

LIQUIDATION OR CHANGE IN CONTROL

9.01	Changes in Capitalization.

Subject to any required action by the stockholders of the Company, (i) the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, (ii) the number of shares of Common Stock that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), (iii) the number of shares of Common Stock set forth in Section 3.01, (iv) the Purchase Price per share and (v) the maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during an Offering Period, shall, if applicable, be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, or any increase or decrease in the value of a share of Common Stock resulting from a spinoff or split-up; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

9.02	Adjustments Upon Dissolution, Liquidation or Change in Control.

(a) In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Committee.

(b) Unless otherwise provided in the applicable agreement, the consummation of which will result in a Change in Control, in the event of a Change in Control, the applicable Offering Period will be shortened by setting a New Purchase Date on which such Offering Period shall end; provided, that such New Purchase Date may be no later than the date of the consummation of the Company’s proposed Change in Control. Prior to the New Purchase Date, the Committee will notify each Participant, in writing or electronically, that the applicable Purchase Date has been changed to the New Purchase Date and that the Participant’s option will be exercised automatically on the New Purchase Date, unless such Participant has withdrawn from the Offering Period prior to the New Purchase Date as provided in Section 6.03. Alternatively, the Committee and the successor corporation may provide that each outstanding option under the Plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of the successor corporation. For purposes of this Section 9.02(b), an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, each holder of an option under the Plan would be entitled to receive the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of shares of Common Stock covered by the option as provided for in Section 9.01; provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of shares of Common Stock in the transaction.

ARTICLE X – ADMINISTRATION

10.01	Appointment of Committee.

The Board shall appoint a Committee to administer the Plan, which shall initially be the Compensation Committee of the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), all actions relating to awards to persons subject to Section 16 of the Exchange Act shall be taken by the Board unless each person who serves on the Committee is a “non-employee director” within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of “non-employee directors.”

10.02	Authority of Committee.

The Committee (or its designee) shall have full and plenary authority, subject to the provisions of the Plan, to (i) promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, (ii) interpret the provisions and supervise the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3.01 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan), and (iii) take all action in connection therewith or in relation thereto as it deems advisable. All determinations by the Committee under the Plan shall, to the full extent permitted by law, be final and binding on upon all parties. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

ARTICLE XI – MISCELLANEOUS

11.01	Amendment and Termination.

(a) The Board or the Committee may at any time and for any reason terminate the Plan. Except as provided in Article IX, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Committee on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principles applicable to the Plan. Either the Board or the Committee may amend the Plan. Except as provided in Section 9.01 and in this Section 11.01, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any Participant’s rights may be considered to have been adversely affected, the Board or the Committee shall be entitled to change the Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll tax withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s compensation, and establish such other limitations or procedures as the Board or the Committee determines, in its sole discretion, are advisable and consistent with the Plan.

(c) In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period;

(iii) shortening any Offering Period by setting a new Purchase Date, including an Offering Period underway at the time of the Committee action; and

(iv) reducing the maximum percentage of Base Compensation a Participant may elect to have deducted from payroll.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

(d) Upon termination of the Plan, the date of termination shall be considered a Purchase Date, and any cash remaining in Participant accounts will be applied to the purchase of Common Stock, unless determined otherwise by the Board. Upon termination of the Plan, the Board shall have authority to establish administrative procedures regarding the exercise of outstanding rights to purchase shares of Common Stock or to determine that such rights shall not be exercised.

11.02	Use of Funds.

All payroll deductions received or held by the Company or any Affiliate under this Plan may be used by the Company or such Affiliate for any corporate purpose and neither the Company nor such Affiliate shall be obligated to segregate such payroll deductions.

11.03	Transferability; Restrictions on Disposition.

(a) Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of a right to purchase Common Stock or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or as provided in Sections 7.01 or 11.05 hereof. Any such attempted assignment, transfer, pledge, or other disposition shall be void ab initio. During a Participant’s lifetime, rights to purchase shares of Common Stock that are held by such Participant shall be exercisable only by such Participant.

(b) Unless another period is designated by the Committee in advance of the Offering Commencement Date of an Offering Period, as discussed below, any shares of Common Stock purchased under the Plan may not be sold, transferred or otherwise disposed of by a Participant (or such Participant’s legal representative or estate, as applicable) for six (6) months following the applicable Purchase Date (the “Restricted Period”); provided, however, that any such restrictions on the sale, transfer or disposition of such shares of Common Stock shall cease as of immediately prior to a Change in Control. The Committee may, in its sole discretion, place additional restrictions on the sale or transfer of shares of Common Stock purchased under the Plan during any Offering Period (including the designation of a new Restricted Period) by notice to all Participants of the nature of such restrictions given in advance of the Offering Commencement Date of such Offering Period. The additional restrictions may, among other things, change the Restricted Period to a period of up to two years from the Purchase Date, subject to such exceptions as the Committee may determine (e.g., termination of employment with the Company). Any certificates issued for shares that are restricted pursuant to this Section 11.03(b), shall, in the discretion of the Committee, contain a legend disclosing the nature and duration of the restriction (including a description of the Restricted Period). Any such restrictions and exceptions determined by the Committee shall be applicable equally to all shares of Common Stock purchased during the Offering Period for which the restrictions are first applicable. In addition, the Restricted Period and such other restrictions and exceptions applicable to the Common Stock shall remain applicable during subsequent Offering Periods unless otherwise determined by the Committee. If the Committee should change or eliminate any restrictions for a subsequent Offering Period, notice of such action shall be given to all Participants.

11.04	Term; Stockholder Approval of the Plan.

The Plan shall be effective upon its approval by the Board and shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the Plan is adopted by the Board. No purchase of shares of Common Stock pursuant to the Plan shall occur prior to such stockholder approval. The Plan shall terminate on the earliest of (i) termination of the Plan by the Board or the Committee (which termination may be effected by the Board or the Committee at any time), (ii) the tenth (10th) anniversary of the approval of the Plan by the stockholders or (iii) issuance of all of the shares of Common Stock available for issuance under the Plan.

11.05	Designation of a Beneficiary

(a) If permitted by the Company, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Company, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Company may designate from time to time. Notwithstanding Sections 11.05 (a) and (b) above, the Company and/or the Committee may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

11.06	No Employment Rights; Effect of the Plan.

(a) The Plan does not, directly or indirectly, create in any employee or class of employees, any right with respect to continuation of employment with the Company or any of its Affiliates, and it shall not be deemed to interfere in any way with the right of the Company or any Affiliate employing such person to terminate, or otherwise modify, an employee’s employment at any time.

(b) The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

11.07	Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(b) Any suit, action or proceeding with respect to the Plan, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any option, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any option, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

11.08	Code Section 409A.

The Plan is exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.

11.09	Miscellaneous.

(a) Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(b) Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

(c) Conditions Upon Issuance of Shares of Stock. Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.